                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                MICROWARE SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                         MICROWARE SYSTEMS CORPORATION
                               ------------------

                              1500 NW 118TH STREET
                             DES MOINES, IOWA 50325

                                                                   July 23, 1998

Notice of Annual Shareholders Meeting

    You are hereby notified that the Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") will be held at the West Des Moines Marriott, 1250 74th Street, West Des Moines, Iowa, at 10:00 a.m. local time, on Tuesday, September 8, 1998, for the following purposes:

    1. To elect two Class III Directors to hold office until the 2001 Annual Meeting.

    2. To consider a proposal to amend the Company's 1995 Stock Option Plan to authorize the issuance of an additional 350,000 shares under the plan.

    3. To consider a proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending March 31, 1999.

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 7, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

    You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors

                                          KENT R. KELDERMAN
                                          SECRETARY

                         MICROWARE SYSTEMS CORPORATION
                              1500 NW 118TH STREET
                             DES MOINES, IOWA 50325

                            ------------------------

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 8, 1998

                             ---------------------

                                PROXY STATEMENT
                                    GENERAL

    This Proxy Statement and the accompanying proxy are furnished to shareholders of Microware Systems Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held at the West Des Moines Marriott, 1250 74th Street, West Des Moines, Iowa, at 10:00 a.m. local time, on Tuesday, September 8, 1998, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Shareholders for the fiscal year ended March 31, 1998, are expected to be mailed to shareholders on or about July 24, 1998.

    Shareholders of record at the close of business on July 7, 1998 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 14,584,692 shares of Common Stock, no par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. Neither the Company's Articles of Incorporation, By-laws nor Iowa law determines the treatment and effect of abstentions and broker non-votes. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    Properly executed proxies will be voted in the manner directed by the shareholders. If no direction is made, such proxies will be voted FOR the election of the two nominees named under the caption "Election of Directors" as set forth therein as Directors of the Company, FOR the amendment of the 1995 Stock Option Plan and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants. Any proxy may be revoked by the shareholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the shareholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

    The information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of July 7, 1998.

                      HOLDINGS OF SHAREHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

    The following table sets forth, as of July 7, 1998, the name, address and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the Directors and named executive officers of the Company and by all Directors and executive officers of the Company as a group.

                                                                                        AMOUNT AND
                                                                                        NATURE OF           PERCENT
                                                                                   BENEFICIAL OWNERSHIP       OF
NAME OF BENEFICIAL OWNER                                                                   (1)               CLASS
--------------------------------------------------------------------------------  ----------------------  -----------
EXECUTIVE OFFICERS AND DIRECTORS
Kenneth B. Kaplan...............................................................         4,698,107(2)           32.2
M. Denis Connaghan..............................................................            40,000(3)          *
Kent R. Kelderman...............................................................            23,135(3)          *
Rebecca Duhaime.................................................................            --
Shigehiro Ishibashi.............................................................            --
Martin Allen....................................................................            10,750(3)          *
Stephen Bashada.................................................................            --
Derek South.....................................................................            18,750(3)          *
Arthur Don......................................................................            30,100(3)          *
James A. Gordon.................................................................           748,639(3)            5.1
Daniel P. Howell................................................................           748,639(5)            5.1
Dennis E. Young.................................................................            12,000(3)          *
Robert L. Growney...............................................................         2,358,720(6)(7)        15.3
All executive officers and directors as a group                                          8,695,740
 (13 persons)(2)(3)(4)(5)(6)(7).................................................                                55.9

OTHER FIVE PERCENT SHAREHOLDERS
Lawrence A. Crane...............................................................         1,254,592               8.8
  1500 N.W. 118th Street, Des Moines, IA 50325
Motorola, Inc. (6)(7)...........................................................         2,358,720              15.3
  1303 East Algonquin Road
  Schaumburg, Illinois 60196
Edgewater Private Equity Fund, L.P. (4).........................................           748,639               5.1
  666 Locust Street
  Des Moines, Iowa 50309
Mesirow Capital Partners VI (5).................................................           748,639               5.1
  350 North Clark Street
  Chicago, Illinois 60610

------------------------

 * Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

(2) Includes 7,600 shares held by Mr. Kaplan as custodian for minor children.

(3) Comprises options which are currently exercisable or which are deemed currently exercisable, and in the case of Mr. Kelderman and Mr. Don includes 1,135 and 100 shares, respectively, directly owned.

(4) Mr. Gordon is President of Gordon Management, Inc., which is General Partner of Edgewater Private Equity Fund, L.P., the direct beneficial owner of such shares.

(5) Mr. Howell is Senior Managing Director of Mesirow Private Equity Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, which is the direct beneficial owner of such shares.

(6) Mr. Growney is President and Chief Operating Officer of Motorola, Inc. ("Motorola"). Motorola is the direct beneficial owner of such shares. Mr. Growney disclaims beneficial ownership of such shares.

(7) Includes 832,488 warrants deemed currently exercisable at an exercise price of $10.81 per share. Of such warrants, 277,496 became exercisable on August 1, 1996 and expire July 31, 1998. An additional 277,496 of such warrants became exercisable on August 1, 1997. The remaining 277,496 warrants will become exercisable on August 1, 1998.

                             ELECTION OF DIRECTORS

    Two Directors are to be elected by a plurality of the shareholder votes cast at the Meeting, to serve until the 2001 Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. The Class III Directors, Arthur Don and Dennis E. Young, are nominees at this Meeting. The Class I Directors, Kenneth B. Kaplan and Daniel P. Howell, are scheduled to serve until the 1999 Annual Meeting. The Class II Directors, M. Denis Connaghan, James A. Gordon and Robert L. Growney are scheduled to serve as Directors until the 2000 Annual Meeting. The Articles of Incorporation provide that three directors will serve in each of the three classes. Effective December 1, 1997, Lawrence A. Crane resigned as a director of the Company. Consequently, there are now only two directors in Class III. There are also only two directors in Class I. The Board is currently considering potential nominees for these vacancies.

                                                         PRINCIPAL OCCUPATION(S)
                                                        DURING THE PAST FIVE YEARS                           DIRECTOR OF
NAME                     AGE                          AND OTHER PUBLIC DIRECTORSHIPS                        COMPANY SINCE
-------------------      ---      ----------------------------------------------------------------------  -----------------
Arthur Don                   44   Mr. Don has been a partner in the law firm of D'Ancona & Pflaum,                 1994
                                   Chicago, Illinois, counsel to the Company, since 1985.
Dennis E. Young              55   Mr. Young has been Senior Vice President, Chief Financial Officer and            1994
                                   Treasurer and a director of Norwest Financial Inc., a financial services firm headquartered in Des Moines, Iowa, since 1984.

    THE ENCLOSED PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN TWO, THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

    The Board of Directors knows of no reason why either of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. Information about the Directors whose terms of office will continue after the Annual Meeting is set forth in the following paragraphs:

NOMINEES WHOSE TERMS EXPIRE IN 1999

Kenneth B. Kaplan                                            Director since 1977

    Mr. Kaplan has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since it was founded in 1977. Mr. Kaplan was one of the principal designers of the OS-9 real time operating system. Mr. Kaplan is a trustee of Drake University and Buena Vista University.

Daniel P. Howell                                             Director since 1994

    Mr. Howell is Senior Managing Director of Mesirow Private Equity Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, a venture capital partnership. Mr. Howell also is currently a director of IMNET Systems, Inc. Mr. Howell was elected a Director of the Company as a designee of the former holders of Series A Preferred Stock.

NOMINEES WHOSE TERMS EXPIRE IN 2000

    M. Denis Connaghan                                       Director since 1997

    Mr. Connaghan joined the Company in May 1997 as Executive Vice President and Chief Operating Officer, and was appointed as a Director effective as of the July 14, 1997 meeting of the Board to fill a vacant Class II seat. Prior to joining the Company, from 1994 through 1996, Mr. Connaghan was Chief Executive Officer of Delphi Information Systems, Inc. ("Delphi"), a provider of information systems to the distribution segment of property and casualty insurance based in Rolling Meadows, Illinois. Mr. Connaghan currently serves as a director of Delphi. From 1991 to 1994, Mr. Connaghan served as a vice president of IBAX Healthcare Systems of Longwood, Florida, a joint venture of IBM Corporation and Baxter International providing computerized solutions for healthcare providers. Prior to 1991, Mr. Connaghan held various executive positions with Pansophic Systems, Inc., of Lisle, Illinois. Mr. Connaghan attended the New South Wales Institute of Technology and holds an MBA from the University of Chicago.

James A. Gordon                                              Director since 1994

    Mr. Gordon was elected a Director of the Company as a designee of the former holders of Series A Preferred Stock. Mr. Gordon currently is President of Gordon Management, Inc., an investment management company based in Des Moines, Iowa, which was founded in 1992. Gordon Management, Inc. serves as the General Partner of Edgewater Private Equity Fund, L.P. and Edgewater Private Equity Fund II, L.P., venture capital partnerships. From 1971 to 1992, Mr. Gordon was the President of Gordon Wholesalers, Inc. a grocery and tobacco wholesaler. Mr. Gordon is a director of IMNET Systems, Inc., Advanced Photonix, Inc. and HealthDesk Corp.

Robert L. Growney                                            Director since 1995

    Mr. Growney was elected a Director as the designee of Motorola pursuant to the Stock and Warrant Purchase Agreement between the Company and Motorola dated July 31, 1995. Mr. Growney has been President and Chief Operating Officer of Motorola since January 1997 and a director of Motorola since February 1997. Mr. Growney formerly served as Executive Vice President of Motorola and President of its Messaging, Information and Media Sector from January 1994 to December 1996, as Executive Vice President and General Manager of Motorola's Paging and Wireless Data Group from September 1992 to January 1994, and as Senior Vice President and General Manager of Motorola's Paging and Telepoint Systems Group from January 1991 to September 1992.

DIRECTOR COMMITTEES

    The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Strategy Committee.

    The Executive Committee is empowered to act with all authority granted to the Board of Directors between meetings, except with respect to those matters required by Iowa law or by the Company's By-laws to be subject to the power and authority of the full Board of Directors. Messrs. Kaplan (Chair) and Gordon currently serve on the Executive Committee. During the 1998 fiscal year, the Executive Committee held three meetings and acted by unanimous consent on one occasion.

    The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, to discuss and review the scope and the fees of the prospective annual audit and to review the results thereof with the Company's independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, and to review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. Messrs. Young (Chair), Gordon and Howell currently serve on the Audit Committee. During the 1998 fiscal year, the Audit Committee held one meeting.

    The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers, to review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and to administer the Company's various stock option plans. Messrs. Howell (Chair) and Gordon currently serve on the Compensation Committee. During the 1998 fiscal year, the Compensation Committee held two meetings and acted by unanimous consent on five occasions.

    The Strategy Committee was created in September 1995. The function of the Strategy Committee is to assist the Company in connection with strategic planning. Messrs. Growney (Chair), Don and Kaplan currently serve on the Strategy Committee. The Strategy Committee and held one meeting during the fiscal year ended March 31, 1998.

    The Board of Directors held six meetings during the fiscal year ended March 31, 1998. All of the Directors attended at least seventy-five percent of applicable Board and Committee meetings.

    The Company does not have a nominating committee. Nominations of individuals for election to the Board of Directors of the Company must be received by the Secretary of the Company no later than 60 days prior to a regularly scheduled annual meeting of shareholders or within ten days after receipt of notice of an annual meeting which is held at any other time.

DIRECTORS' COMPENSATION

    Non-employee Directors are paid $1,000 for attendance at each committee or Board of Directors meeting attended in person, up to an amount not to exceed $5,000 per Director per year. All Directors are reimbursed for travel expenses incurred in attending meetings of the Board of Directors. Certain Directors are also eligible to receive grants of stock options.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of all compensation awarded, earned or paid by the Company for its fiscal years ended March 31, 1996, 1997 and 1998 to the Company's Chief Executive Officer and all executive officers of the Company who were serving as such at March 31, 1998 and whose total annual salary and bonus for such years exceeded $100,000 during such year.
                            ------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                      ANNUAL
                                                                                 COMPENSATION ($)
                                                                              ----------------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                                    SALARY     BONUS (1)   COMPENSATION ($)
-----------------------------------------------------------------             ---------  -----------  ----------------

Kenneth B. Kaplan................................................       1998    185,000      --             6,593 (2)
Chairman, President                                                     1997    184,615      --             7,809 (2)
and Chief Executive Officer                                             1996    165,000      50,000         5,011 (2)

M. Denis Connaghan (3)...........................................       1998    174,000       9,000        90,600 (4)
Executive Vice President
and Chief Operating Officer

Martin Allen (5).................................................       1998    131,776      32,944          --
Managing Director European Operations

Kent R. Kelderman (6)............................................       1998    100,000       7,500         5,159 (2)
Executive Vice President, Secretary                                     1997     77,000      --             1,770 (2)
Treasurer and Chief Financial Officer

Derek South (7)..................................................       1998     86,000      35,000          --
Executive Vice President of Sales

Vinay Goel (8)...................................................       1998    110,000      --             5,984 (2)
Executive Vice President                                                1997    110,000      --               762 (2)

------------------------

(1) Includes bonus and/or sales commissions earned in respective fiscal years.

(2) Other compensation includes 401(k) plan matching contributions along with personal tax preparation services.

(3) Mr. Connaghan joined the Company on May 19, 1997.

(4) Represents relocation expenses.

(5) Mr. Allen became an executive officer for reporting purposes on February 17, 1998.

(6) Mr. Kelderman became an executive officer for reporting purposes in September 1996.

(7) Mr. South joined the Company on August 20, 1997.

(8) Mr. Goel joined the Company in April 1996 and was elected Executive Vice President in September 1996. Mr. Goel resigned from the Company on March 31, 1998.

STOCK OPTION PLANS

    1995 PLAN. The Company's 1995 Stock Option Plan (the "1995 Plan") is construed, interpreted and administered by the Compensation Committee. The Compensation Committee has the discretion to determine the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (which in the case of Non-Statutory Options (as defined below) may be below fair market value of the Common Stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions relating to the options. Under the 1995 Plan, the Compensation Committee may grant options to purchase up to 1,720,000 shares of Common Stock to management, employees and directors of the Company. The 1995 Plan limits the grants to any reporting executive officer to 200,000 option shares in any fiscal year. Shares of Common Stock underlying options that expire unexercised will be available for future option grants under the 1995 Plan. The number of shares available for grant of options under the 1995 Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Common Stock. The Company must retain sufficient authorized but unissued shares of Common Stock to assure itself of its ability to perform its obligations under the 1995 Plan.

    The 1995 Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options that do not qualify as incentive stock options under Section 422 of the Code ("Non-Statutory Options"). The exercise price of each Incentive Option must be at least equal to the fair market value of the Common Stock on the date the Incentive Option is granted. The exercise price of Non-Statutory Options may be less than the fair market value of the Common Stock on the date the Non-Statutory Option is granted. If an Incentive Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the exercise price of the Incentive Option must be at least equal to 110% of the fair market value of the Common Stock on the date the Incentive Option is granted.

    Generally, for federal income tax purposes, Non-Statutory Options will not result in any taxable income to the optionee at the time of grant. The optionee will generally realize ordinary income, however, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option price, regardless of whether the option price is paid in cash or shares. Where ordinary income is recognized in connection with the exercise of an option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided, among other things, that the Company complied with applicable tax withholding requirements. No income is recognized for federal income tax purposes when an Incentive Option is exercised and no deduction is available to the Company. Incentive Options will be taxed as Non-Statutory Options if shares purchased upon exercise of the Incentive Option are sold within one year after the exercise or within two years after the date the Incentive Option is granted.

    The maximum term of options granted under the 1995 Plan generally will be 10 years, but with respect to an Incentive Option granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the maximum term of the option will be five years. Subject to that limitation, the Committee has discretion to decide the period over which options may be vested and exercised. In addition, the Committee may specify that an option will terminate prior to the end of its stated term upon termination of employment (which includes for this purpose termination of a consulting relationship in the case of a consultant), disability or death. Options which contain vesting schedules ordinarily will become fully exercisable in the event of disability or death. Options are not transferable, except by will or pursuant to the laws of descent and distribution, and are exercisable only by the option holder during his lifetime or, in the event of disability or death, by the option holder's guardian or legal representative. Option agreements issued under the 1995 Plan may (but need not) provide that the vesting of options will be accelerated upon a "Change in Control" of the Company. A Change in Control is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of Common Stock representing 50% or more of the total number of votes that may be cast by all shareholders of the Company voting as a single class, without the approval or consent of the Board of Directors, (b) there is a consolidation or merger of the Company in which the Company is not the surviving corporation or
(c) a plan or proposal for the liquidation or dissolution of the Company is adopted.

    The following table sets forth the number of stock options granted under the 1995 Plan described above as of July 7, 1998 (net of canceled and expired options). As option grants under the 1995 Plan are discretionary, except as described, the Company cannot presently determine the total number of such options to be granted to any particular executive officer, executive officers as a group, non-employee Directors, and non-executive employees as a group.

                                                                           NUMBER OF SHARES UNDERLYING OPTIONS
NAME AND POSITION                                                                        GRANTED
----------------------------------------------------------------------  ------------------------------------------
Kenneth B. Kaplan.....................................................                        None
M. Denis Connaghan....................................................                     266,000
Martin Allen..........................................................                      32,000
Kent R. Kelderman.....................................................                      82,000
Derek South...........................................................                      85,000
Vinay Goel............................................................                      50,000
Executive Officers as a Group.........................................                     750,000
Non-employee Directors as a group (including nominees)................                      56,000
Other recipients of five percent or more of such options..............                        None
Non-executive Employees as a group....................................                     855,370

    1989, 1991 AND 1992 STOCK OPTION PLANS. The Company has established 1989, 1991 and 1992 stock option plans pursuant to which it has granted options to certain employees to purchase shares of Common Stock. As of July 7, 1998, the 1989, 1991 and 1992 plans had outstanding options for 236,500, 168,510 and 203,500 shares of Common Stock, respectively, at exercise prices of $.50, $0.9375 and $1.3125 per share, respectively. All options granted under these plans are Non-Statutory Options and the Company's authority to issue additional options under these plans has terminated. Options granted under the 1989, 1991 and 1992 plans expire 10 years from their date of grant and are exercisable in accordance with the terms of individual stock option agreements.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

    The following tables provide certain specified information concerning options granted to, exercised by and held at March 31, 1998 under the 1989, 1991 and 1992 and 1995 stock option plans to each named executive officer of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                     % OF TOTAL                                  ANNUAL RATES OF STOCK
                                        NUMBER OF      OPTIONS                                    PRICE APPRECIATION
                                         SHARES      GRANTED TO                                           FOR
                                       UNDERLYING     EMPLOYEES      EXERCISE OF                     OPTION TERMS
                                         OPTIONS      IN FISCAL      BASE PRICE     EXPIRATION   ---------------------
NAME                                   GRANTED (#)      YEAR        ($ PER SHARE)      DATE       5% ($)     10% ($)
-------------------------------------  -----------  -------------  ---------------  -----------  ---------  ----------
Kenneth B. Kaplan....................           0           N/A             N/A            N/A         N/A         N/A
M. Denis Connaghan...................     200,000          20.4           6.625        5/19/07     833,285   2,111,709
Martin Allen.........................       5,000           0.5           6.250         5/2/07      19,653      49,804
Martin Allen.........................       5,000           0.5            7.00        7/10/07      22,011      55,781
Kent R. Kelderman....................      50,000           5.1            7.00        7/10/07     220,113     557,810
Kent R. Kelderman....................      20,000           2.0           10.00         5/2/07       3,612     124,218
Derek South..........................      75,000           7.7            6.00        8/20/07     283,003     717,184
Vinay Goel...........................           0           N/A             N/A            N/A         N/A         N/A

                          AGGREGATED OPTION EXERCISES
                 IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                              UNDERLYING             IN-THE-MONEY OPTIONS
                                                                        UNEXERCISED OPTIONS AT                AT
                                     SHARES                               MARCH 31, 1998 (#)        MARCH 31, 1998 ($)(*)
                                    ACQUIRED              VALUE       --------------------------  --------------------------
NAME                             ON EXERCISE (#)      REALIZED ($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------  ---------------------  ---------------  -----------  -------------  -----------  -------------
Kenneth B. Kaplan...........                0                 N/A              0              0          N/A           N/A
M. Denis Connaghan..........                0                 N/A              0        200,000          N/A             0
Martin Allen................                0                 N/A          6,000         16,000       10,500        21,000
Kent R. Kelderman...........                0                 N/A          6,000         76,000       10,500        21,000
Derek South.................                0                 N/A              0         75,000          N/A             0
Vinay Goel..................                0                 N/A          5,000              0            0           N/A

------------------------

(*) Calculated on the basis of the fair market value of the underlying securities as of March 31, 1998 of $4.88 per share, minus the aggregate exercise price.

    No compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year was paid or accrued pursuant to a long-term incentive plan during the last fiscal year to any of the persons named in the Summary Compensation Table. The Company does not have employment contracts with any of the persons named in the Summary Compensation Table or any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service.

    In May 1997, the Company offered all recipients of stock option grants made in October 1996 the right to cancel those outstanding (and non-vested) options at the original exercise price of $15.50 per share and receive new options dated May 1997 with a new price and revised vesting. The new exercise prices are $10.00 per share for employees who were serving as executive officers at the time of the original grant and $6.25 for all other employees. While the original grants had a vesting schedule of 25% on each anniversary of October 14, 1996, the new grants have vesting of 10%, 20%, 30%, and 40% on each anniversary of May 2, 1997. Vesting of all grants accelerates in the event of a change in control of the Company. The new grants all have an expiration date of May 2, 2007.

    The following table includes information concerning the repricing of options held by Mr. Kelderman since April 1996, the date of the Company's initial public offering of securities.

                             OPTION/SAR REPRICINGS

                                     SECURITIES                                                              LENGTH OF
                                     UNDERLYING                                                           ORIGINAL OPTION
                                      NUMBER OF     MARKET PRICE OF    EXERCISE PRICE                     TERM REMAINING
                                    OPTIONS/SARS   STOCK AT TIME OF      AT TIME OF                         AT DATE OF
                                     REPRICED OR     REPRICING OR       REPRICING OR      NEW EXERCISE     REPRICING OR
NAME                       DATE      AMENDED (#)     AMENDMENT ($)      AMENDMENT ($)       PRICE ($)        AMENDMENT
-----------------------  ---------  -------------  -----------------  -----------------  ---------------  ---------------
Kent R. Kelderman          4/16/98       20,000             5.25              10.00              5.25          10 yrs.

PROFIT SHARING PLAN

    Effective April 1, 1994, the Company established a 401(k) contributory profit sharing plan for substantially all full-time employees. Under the contributory plan, the Company provides matching cash contributions based on qualified employee contributions, as well as certain other contributions. Contributions to the contributory plan for the fiscal year ended March 31, 1998 were $175,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee was formed in May 1994, and the members currently are Messrs. Howell (Chairman) and Gordon. Affiliates of Messrs. Howell and Gordon each hold more than 5% of the Common Stock. See "Holdings of Shareholders, Directors and Executive Officers." Neither of the members of the Compensation Committee is eligible to receive options under the Company's existing stock option plans.

    No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors of the Company, the Company believes all Section 16(a) filing requirements were complied with during fiscal 1998.

                              CERTAIN TRANSACTIONS

    During the fiscal year ended March 31, 1998, Microware received total revenues of $1,430,000 under various license and service agreements with Motorola, which holds 1,526,232 shares of Common Stock of the Company and warrants to purchase an additional 1,803,728 shares. The Company also routinely purchases various hardware products from Motorola used in product development.

    The Company believes that all transactions discussed or disclosed above have been, and the Company's Board of Directors has adopted a policy stating that any future transactions with the Company's officers, Directors, affiliates or controlling shareholders will be, on terms which are considered to be no less favorable to the Company than those obtainable in arm's length transactions with unaffiliated third parties.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period from the Company's initial public offering on April 2, 1996 through March 31, 1998, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index over the same period.

    The graph below assumes the investment of $100 in the Company's Common Stock and in each of the other indexes on April 2, 1996, with reinvestment of all dividends.

        COMPARISON OF TOTAL RETURN AMONG MICROWARE SYSTEMS CORPORATION,
     THE NASDAQ COMPOSITE INDEX AND NASDAQ COMPUTER & DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MICROWARE      NASDAQ          NASDAQ

                  Systems    Composite    Computer & Data
              Corporation        Index   Processing Index
2-Apr-96              100          100                100
31-Mar-97           63.75       109.62             108.02
31-Mar-98           48.75       166.49             188.99

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

    The Compensation Committee of the Board of Directors of the Company is composed of two non-employee Directors, Daniel P. Howell (Chair) and James A. Gordon. The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. These policies are based on the premise that the shareholders' interests are best served by recruiting and retaining the most talented people in the industry. The Compensation Committee looks to provide competitive compensation packages that enable the Company to attract key executives, to integrate compensation with the Company's business objectives and to tie an individual executive's compensation with overall Company performance. The Compensation Committee also approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administers the Company's stock option plans.

    The Company's compensation package consists of three basic components: base salary, cash bonuses and stock-based incentive compensation.

BASE SALARY

    The base salary paid to the Company's executive officers is established to be in line with other software companies deemed by the Compensation Committee to be of similar size and prospects (the "peer group"), while taking into account the experience and contribution of individual members of management. The Compensation Committees also takes into consideration in setting salaries for existing management the anticipated salary requirements of prospective members of the Company's management team. Individual salary increases during the 1998 fiscal year were based on the performance of the Company and of each individual executive, as observed and recommended by the Company's Chief Executive Officer, and on observed salary levels within the peer group. Salary adjustments for the Company's Chief Executive Officer and other executive officers are subject to the review and approval of the full Board of Directors, based upon the recommendation of the Compensation Committee.

CASH BONUSES

    The Company believes it is important to provide additional cash incentives to executives who make extraordinary contributions to the Company. In determining the amount to be paid as bonuses to various executives during the 1997 fiscal year, the Committee considered the performance of the Company in reaching its revenue and profitability goals, the strategic accomplishments of respective executives critical to the long-term success of the Company, and the recommendations of the Chief Executive Officer.

LONG TERM INCENTIVES

    The Company provides long-term compensation to its employees through its stock option plans, which plans have been approved by the Company's shareholders. The Company adopted formal incentive stock plans in 1989, 1991, 1992 and 1995. Under the existing plans, options granted by the Company have generally had a life of 10 years. In fiscal 1998, the Compensation Committee granted options to the following executive officers under the 1995 Plan: Mr. Connaghan (200,000 shares), Mr. Allen (10,000 shares), Mr. Kelderman (70,000 shares), Mr. South (75,000 shares), Mr. Bashada (75,000 shares), Ms. Duhaime (75,000 shares) and Mr. Ishibashi (25,000 shares). In addition, subsequent to the end of the 1998 fiscal year, on April 15, 1998 the Compensation Committee granted the following options: Mr. Connaghan (66,000 shares), Mr. Allen (10,000 shares), Mr. South (10,000 shares), Mr. Bashada (25,000 shares), Ms. Duhaime (25,000 shares) and Mr. Ishibashi (10,000 shares). All such options were granted at exercise prices ranging from $5.13 to $10.00 per share, vesting at a rate of 20 or 25 percent on each yearly anniversary following the date of grant.

    The Compensation Committee makes option grants after consideration of recommendations made by the Company's Chief Executive Officer. Recommendations for option amounts are based upon relative positions and responsibilities of various officers. The Compensation Committee believes that the long-term nature of the options encourages officers to remain with the Company in order to realize the options' underlying economic value. Also, the Compensation Committee feels it is appropriate to grant options to newly hired officers in order to help them embrace the Company's goal of increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The annual salary and bonus of the Company's Chief Executive Officer are determined in consultation with Mr. Kaplan. In fiscal 1998, Mr. Kaplan received a salary of $185,000 and no cash bonus. These amounts reflect the Committee's philosophy as described above.

    The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short-and long-term rewards necessary to attract, motivate and retain an excellent management team.

OPTION REPRICING

    During the 1998 fiscal year, the Compensation Committee approved the repricing of certain options, including options to Kent R. Kelderman who was an executive officer of the Company at such time. The decision to reprice the options was made in order to ensure that such options remained as an effective incentive to the performance of the grantees. All such options were repriced at the market price on the effective date of the repricing.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for the 1999 fiscal year. The Company does not expect cash compensation for the 1999 fiscal year to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                          The Compensation Committee
                                          Daniel P. Howell, Chair
                                          James A. Gordon

                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

    The Board of Directors recommends that the shareholders approve a proposal to amend the 1995 Plan to increase the number of shares that can be issued under the 1995 Plan. Currently, an aggregate of 1,720,000 shares of Common Stock are authorized for issuance pursuant to the 1995 Plan, as amended, of which 58,630 were available for new grants as of July 7, 1998. The proposed amendment would increase the total number of shares authorized for issuance by 350,000 to an aggregate of 2,070,000. The proposed amendment would not alter the federal income tax consequences of grants under the 1995 Plan, as discussed in the description of the 1995 Plan in the section on Executive Compensation which appears earlier in this Proxy Statement.

REASONS FOR THE AMENDMENTS

    The Board of Directors believes the 1995 Plan has been an effective tool in attracting and retaining new executive and employee talent, and in further aligning the interests of executives, employees, and others with the interests of the Company's shareholders. Since its adoption, a total of 1,661,370 options (net of cancellations) have been granted under the 1995 Plan. The Board of Directors believes that an increase in the aggregate number of authorized shares is necessary to allow the continued viability of the 1995 Plan.

TEXT OF THE PROPOSED AMENDMENT

    The proposed amendment would amend Section 2 of the 1995 Plan as amended as follows:

      The phrase "2,070,000 (determined as of July 7, 1998)" is substituted for the phrase "1,720,000 (determined as of July 14, 1997)" where it appears in Section 2 of the Plan.

VOTE REQUIRED FOR APPROVAL

    The vote required for approval of the amendments to the 1995 Plan is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote, at the Meeting at which the holders of a majority of the outstanding shares of Common Stock of the Company are present in person or represented by proxy.

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN.

                            ------------------------

                  PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP has audited the books and records of the Company since 1984 and the Board of Directors desires to continue the services of this firm for the current fiscal year ending March 31, 1999. Accordingly, the Board of Directors will recommend at the Meeting that the shareholders ratify the appointment of the firm of KPMG Peat Marwick LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.

                            ------------------------

                                 MISCELLANEOUS

    The Company's 1998 Annual Report to Shareholders is being mailed to shareholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

    All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

    Pursuant to the By-laws of the Company, proposals of security holders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than March 25, 1999.

                                          By order of the Board of Directors

                                          KENT R. KELDERMAN

Date: July 23, 1998                            SECRETARY

                         MICROWARE SYSTEMS CORPORATION
                              1500 NW 118TH STREET
                             DES MOINES, IOWA 50325

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kenneth B. Kaplan and M. Denis Connaghan, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1998 Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") to be held at the West Des Moines Marriott, 1250 74th Street, West Des Moines, Iowa, at 10:00 a.m. local time, on Tuesday, September 8, 1998, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.      ELECTION OF DIRECTORS

        / /  FOR THE NOMINEES LISTED BELOW (UNLESS NAME OF NOMINEE        / /  WITHHOLD AUTHORITY
        IS CROSSED OUT)

                                      Arthur Don                Dennis E. Young

2.      PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN            / / FOR       / / AGAINST        / / ABSTAIN

3.      PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS      / / FOR       / / AGAINST        / / ABSTAIN
        INDEPENDENT PUBLIC ACCOUNTANTS

4.      IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of
        Directors does not know of as of July 23, 1998).

        Management recommends your vote FOR all proposals.

        THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE
                               SIDE AND RETURN PROMPTLY.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR, FOR THE AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 4.

         Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated July 23, 1998, as well as a copy of the 1998 Annual Report to Shareholders.

                                    Dated: -------------------------------, 1998

                                           -------------------------------------

                                           -------------------------------------
                                             (Signature(s) of stockholder(s))

                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give title. Each joint owner
                                           is requested to sign. If a
                                           corporation or partnership, please
                                           sign by an authorized officer or
                                           partner. Please sign in the same
                                           manner as your certificate(s) is
                                           (are) registered.

                                              PLEASE COMPLETE, DATE, SIGN AND
                                             RETURN THIS PROXY IN THE ENVELOPE
                                                         PROVIDED.